Exhibit 99.1

Rock-Tenn Company Reports Second Quarter Fiscal Year 2004 Results:
Record Quarterly Sales of $400 Million

   NORCROSS, Ga.--(BUSINESS WIRE)--April 27, 2004--Rock-Tenn Company (NYSE:RKT) today reported financial results for the second quarter of fiscal 2004, which ended March 31, 2004. Net sales for the second quarter of fiscal 2004 were $400.0 million, up 14.2% from $350.2 million in the prior year quarter. Net income was $2.9 million, or $0.08 per diluted share, for the second quarter ended March 31, 2004. Net income for the quarter was reduced by pre-tax restructuring costs of $6.0 million primarily related to the previously announced closure of a laminated paperboard products facility. Net income in the second quarter of fiscal 2003 was $7.3 million, or $0.21 per diluted share, which included pre-tax restructuring charges of $0.9 million.

   Chairman and Chief Executive Officer's Statement

   Rock-Tenn Company Chairman and Chief Executive Officer James A. Rubright stated, "Rock-Tenn achieved record sales of $400.0 million during the second quarter, primarily due to strong sales increases in our folding carton and merchandising display businesses. Folding carton sales increased 22% over the prior year quarter on strong demand and continued market penetration. Merchandising display sales increased 21% over the prior year quarter also on strong demand and sales to new customers as we expanded our presence in the North American display business. Our recycled paperboard mills made the most of their strong market positions and diverse range of high quality products, operating at 98% of capacity. Rock-Tenn's segment income was at the high end of the segment income that we used to establish our earnings guidance for the quarter due to higher than expected operating income in our Merchandising Displays and Corrugated Packaging segment. Operating income for the segment was $7.2 million, up 41% over the second quarter of fiscal 2003."

   Segment Results

   Packaging Products Segment

   Packaging Products segment sales increased 18.1% to $231.8 million in the second quarter of fiscal 2004 from $196.3 million in the second quarter of fiscal 2003. Packaging Products segment operating income increased to $9.9 million in the second quarter of fiscal 2004 from $9.7 million in the prior year quarter.
   Folding carton division sales were $199.8 million in the second quarter of fiscal 2004, a 22.2% increase over the prior year quarter. The $36.4 million sales increase was primarily due to an increase in volume over the prior year quarter. Sales of Pacific Coast Packaging, which Rock-Tenn Company acquired in August 2003, contributed $5.7 million to the increase from the prior year quarter.

   Merchandising Displays and Corrugated Packaging Segment

   Merchandising Displays and Corrugated Packaging segment sales were $75.7 million in the second quarter of fiscal 2004 compared to $64.2 million in the second quarter of fiscal 2003. Operating income for the segment was $7.2 million in the second quarter of fiscal 2004 compared to $5.1 million in the prior year quarter.

   Paperboard Segment

   Paperboard segment sales increased 5.4% to $137.8 million in the second quarter of fiscal 2004 compared to $130.7 million in the same quarter of fiscal 2003. The sales increase was primarily due to an 8,300 ton increase in tons shipped compared to the prior year quarter and an $18 per ton increase in average selling price. Recycled fiber division sales also increased, while the laminated paperboard products division's sales were lower due to decreased demand. Operating income in the segment declined to $2.6 million in the second quarter of fiscal 2004 from $6.4 million in the prior year quarter due primarily to higher fiber and energy costs, which combined were $29 per ton higher than the prior year quarter.

   Selling, General & Administrative Expenses

   During the second quarter of fiscal 2004, selling, general and administrative (SG&A) expenses were up slightly over the prior year quarter as a percentage of sales, 12.8% compared to 12.3%, in part due to a $3.7 million increase in bad debt expense. The Company lowered its allowance for doubtful accounts in the second quarter of fiscal 2003 and recorded additional expense during the second quarter of fiscal 2004. The Company performs ongoing evaluations of its customers' credit information, such as financial condition and payment history, and adjusts its allowance for doubtful accounts as conditions warrant.

   Restructuring and Other Costs

   Restructuring costs for the quarter included a $7.7 million pre-tax charge associated with the previously announced closure of the Wright City laminated paperboard products facility, including the impairment of $0.2 million of the $5.0 million goodwill allocated to the laminated paperboard products division. The Wright City charge included $7.2 million of non-cash charges primarily for facility and equipment impairments. During the first six months of fiscal 2004, the Wright City facility incurred a pre-tax loss of $1.6 million. The costs related to the Wright City closure were partially offset by a $1.8 million gain from the sale of a previously closed facility site.

   Financing

   Rock-Tenn Company's debt balance was $489.3 million, excluding $25.1 million attributable to interest rate swaps, at the end of the second quarter of fiscal 2004 compared to $502.0 million, excluding the $23.9 million attributable to interest rate swaps, on September 30, 2003. The Company's cash on hand was $73.2 million at the end of the second quarter of fiscal 2004 compared to $14.2 million on September 30, 2003.

   Conference Call

   The Company will host a conference call to discuss results for the second quarter of fiscal 2004 and other topics that may be raised during the discussion at 11:00 a.m., Eastern Time, on Tuesday, April 27, 2004. The conference call will be webcast and can be accessed, along with a copy of this press release and any other statistical information related to the conference call, at www.rocktenn.com.
   Rock-Tenn Company provides marketing and packaging solutions to consumer products companies at low costs, with annual net sales of over $1.4 billion and over 70 operating locations in the United States, Canada, Mexico and Chile.


                           ROCK-TENN COMPANY
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                               FOR THE THREE          FOR THE SIX
                                MONTHS ENDED          MONTHS ENDED
                            March 31,  March 31,  March 31,  March 31,
                                2004      2003        2004       2003
----------------------------------------------------------------------

NET SALES                   $400,000 $  350,234  $ 766,110   $680,083

Cost of Goods Sold           331,594    287,071    635,938    554,992
----------------------------------------------------------------------

Gross Profit                  68,406     63,163    130,172    125,091
Selling, General and
 Administrative Expenses      51,094     42,991     99,083     90,012
Restructuring and Other
 Costs                         6,043        935      6,175        416
----------------------------------------------------------------------

Operating Profit              11,269     19,237     24,914     34,663
Interest Expense              (5,871)    (6,566)   (11,782)   (13,029)
Interest and Other Income        132         56        212        108
Loss from Unconsolidated
 Joint Venture                   (83)      (284)      (133)      (284)
Minority Interest in Income
 of Consolidated Subsidiary     (590)      (784)    (1,476)    (1,522)
----------------------------------------------------------------------

INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES                  4,857     11,659     11,735     19,936

Provision For Income Taxes     1,848      4,528      4,560      7,860
----------------------------------------------------------------------

INCOME FROM CONTINUING
 OPERATIONS                    3,009      7,131      7,175     12,076

Income (Loss) from
 Discontinued Operations         (99)       199      7,614        324

NET INCOME                    $2,910     $7,330    $14,789    $12,400
----------------------------------------------------------------------
Weighted Average Common
 Shares Outstanding-Diluted   35,312     34,515     35,305     34,513
----------------------------------------------------------------------

Diluted Earnings Per Share:
     Income from Continuing
      Operations               $0.09     $0. 21      $0.20     $0. 35
     Income (Loss) from
      Discontinued
      Operations               (0.01)     0. 00       0.22       0.01
                              -------   -------     -------    -------
Diluted Earnings Per Share     $0.08     $0. 21      $0.42      $0.36

----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                     INDUSTRY SEGMENT INFORMATION
                              (UNAUDITED)
                  (IN THOUSANDS, EXCEPT TONNAGE DATA)



                                  FOR THE THREE       FOR THE SIX
                                   MONTHS ENDED       MONTHS ENDED
                               March 31, March 31, March 31, March 31,
                                   2004      2003      2004      2003
----------------------------------------------------------------------

NET SALES:

Packaging Products Segment        $231,772 $196,277 $440,647 $369,954
Merchandising Displays and
    Corrugated Packaging Segment    75,725   64,214  147,995  137,924
Paperboard Segment                 137,843  130,742  267,372  253,878
Intersegment Eliminations          (45,340) (40,999) (89,904) (81,673)

----------------------------------------------------------------------
TOTAL                             $400,000 $350,234 $766,110 $680,083
----------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
    BEFORE TAXES:

Packaging Products Segment        $  9,894 $  9,742 $ 16,625 $ 14,396
Merchandising Displays and
    Corrugated Packaging Segment     7,161    5,073   12,859   11,980
Paperboard Segment                   2,582    6,351    5,398   11,412
----------------------------------------------------------------------


Segment Income                    $ 19,637 $ 21,166 $ 34,882 $ 37,788
Restructuring and Other Costs       (6,043)    (935)  (6,175)    (416)
Non-Allocated Expense               (2,408)  (1,278)  (3,926)  (2,993)
Interest Expense                    (5,871)  (6,566) (11,782) (13,029)
Interest and Other Income              132       56      212      108
Minority Interest in Income of
 Consolidated Subsidiary              (590)    (784)  (1,476)  (1,522)
----------------------------------------------------------------------

TOTAL                             $  4,857 $ 11,659 $ 11,735 $ 19,936
----------------------------------------------------------------------

Paperboard Shipped (in tons)       291,685  283,364  566,275  541,497
----------------------------------------------------------------------

                           ROCK-TENN COMPANY
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)
                            (IN THOUSANDS)
----------------------------------------------------------------------

                               FOR THE THREE          FOR THE SIX
                                MONTHS ENDED         MONTHS ENDED
                            March 31,  March 31,  March 31,  March 31,
                                2004       2003       2004       2003
----------------------------------------------------------------------

CASH FLOWS FROM OPERATING
 ACTIVITIES:
Net income from continuing
 operations                   $  3,009 $  7,131     $  7,175 $ 12,076

Items in income not affecting
 cash:
Depreciation and amortization   18,557   17,502       37,159   35,455
Deferred income taxes           (1,034)  (1,830)      (4,388)     652
Deferred compensation expense      281      171          562      342
Income tax benefit of employee
 stock options                     ---      ---          188      ---
Gain on disposal of property,
 plant and equipment            (1,729)     (67)      (2,170)    (741)
(Gain) loss on currency
 translation                      (275)     120         (241)      15
Equity in loss from joint
 venture                            83      284          133      284
Minority interest in income of
 consolidated subsidiary           590      784        1,476    1,522
Impairment loss and other non-
 cash items                      6,945      410        6,945      881
Pension funding less than
 expense                         4,281    2,723        8,697    5,867
Net changes in operating
 assets and liabilities            (97)  (3,000)     (20,862)  (7,659)
----------------------------------------------------------------------
CASH PROVIDED BY OPERATING
 ACTIVITIES FROM CONTINUING
 OPERATIONS                     30,611   24,228       34,674   48,694

Cash provided by (used for)
 operating activities from
 discontinued operations           (80)   1,044          451    2,914
                               -------  -------      -------  -------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES                     30,531   25,272       35,125   51,608
----------------------------------------------------------------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:

Capital expenditures           (14,916) (15,002)     (30,344) (31,395)
Cash paid for purchase of
 businesses, net of cash
 received                          (34) (65,220)      (1,094) (65,220)
Cash contributed to joint
 venture                            (3)    (155)        (103)    (237)
Proceeds from sale of
 property, plant and equipment   4,485      567        5,178    6,693
Decrease in unexpected
 industrial revenue bond
 proceeds                          ---      827          ---      827
----------------------------------------------------------------------
CASH USED FOR INVESTING
 ACTIVITIES FROM CONTINUING
 OPERATIONS                    (10,468) (78,983)     (26,363) (89,332)
Cash provided by (used for)
 investing activities from
 discontinued operations           (22)    (263)      61,921     (591)
                               -------  -------      -------  -------
NET CASH PROVIDED BY (USED
 FOR) INVESTING ACTIVITIES     (10,490) (79,246)      35,558  (89,923)
----------------------------------------------------------------------

CASH FLOWS FROM FINANCING
 ACTIVITIES:

Proceeds from issuance of
 public notes                      ---   99,748          ---   99,748
Net additions (repayments) to
 revolving credit facilities       ---    3,300       (3,500)   1,600
Additions to long-term debt         27   23,871           54   23,878
Repayments of long-term debt      (139) (72,842)      (9,246) (82,976)
Proceeds from monetizing swap
 contracts                       4,169    2,482        4,169    2,482
Debt issuance costs                ---     (990)         ---     (990)
Issuance of common stock         1,374      966        2,785    1,981
Purchases of common stock          ---      ---          ---   (1,313)
Cash dividends paid to
 shareholders                   (2,991)  (2,753)      (5,969)  (5,508)
Distribution to minority
 interest                         (350)    (160)        (350)  (1,260)
----------------------------------------------------------------------
CASH PROVIDED BY (USED FOR)
 FINANCING ACTIVITIES            2,090   53,622      (12,057)  37,642
----------------------------------------------------------------------
Effect of exchange rate
 changes on cash                   210     (932)         417     (368)

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS           22,341   (1,284)      59,043   (1,041)

Cash and cash equivalents:
Beginning of period             50,875    6,803       14,173    6,560
----------------------------------------------------------------------
End of period                 $ 73,216 $  5,519     $ 73,216 $  5,519
----------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF
 CASH  FLOW INFORMATION:
Cash paid during the period
 for:
     Income taxes (net of
      refunds)                $  8,213 $  3,327     $ 10,554 $  7,190
     Interest (net of amounts
      capitalized)            $ 16,955 $ 12,203     $ 17,275 $ 12,293
----------------------------------------------------------------------

                           ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                              (UNAUDITED)
                            (IN THOUSANDS)
----------------------------------------------------------------------
                                  MARCH 31, DECEMBER 31, SEPTEMBER 30,
                                      2004         2003          2003
----------------------------------------------------------------------

ASSETS:

Cash and cash equivalents        $   73,216  $   50,875    $   14,173

Receivables - net                   168,539     153,991       163,096

Inventories - at LIFO cost          120,568     120,560       118,414

Other current assets                 13,163      17,221        17,717

Current assets held for sale            ---         ---        52,703

----------------------------------------------------------------------
TOTAL CURRENT ASSETS                375,486     342,647       366,103
----------------------------------------------------------------------

Building and equipment - net        567,800     580,575       579,514

Intangible and other assets         346,373     346,443       345,778

----------------------------------------------------------------------
TOTAL ASSETS                     $1,289,659  $1,269,665    $1,291,395
----------------------------------------------------------------------


LIABILITIES AND
SHAREHOLDERS' EQUITY:

Current maturities of long-term
 debt                            $      414  $      429    $   12,927

Other current liabilities           161,191     148,896       167,069

Current liabilities held for
 sale                                   ---         ---         7,487

----------------------------------------------------------------------
TOTAL CURRENT LIABILITIES           161,605     149,325       187,483
----------------------------------------------------------------------

Long-term maturities of debt        488,907     489,022       489,037
Realized interest rate swap
 gains                               23,979      20,707        24,024
Marked to market value of
 interest rate swaps                  1,094      (2,633)          (94)
                                    -------     -------       --------
Total long-term debt                513,980     507,096       512,967

Deferred income taxes                89,413      90,447        93,801

Other long-term items                86,050      83,629        75,108

Shareholders' equity                438,611     439,168       422,036

----------------------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY             $1,289,659  $1,269,665    $1,291,395
----------------------------------------------------------------------

Total debt excluding interest
 rate swaps                      $  489,321 $   489,451    $  501,964
----------------------------------------------------------------------


Rock-Tenn Company Quarterly Statistics

Paperboard Group Operating Statistics

                         1st      2nd      3rd      4th        Fiscal
                         Quarter  Quarter  Quarter  Quarter    Year
                         ---------------------------------------------

Average Price Per Ton
---------------------
Coated & Specialty
 Paperboard (a)
     2002                $ 424    $ 410    $ 410    $ 425        $417
     2003                  434      418      437      438         432
     2004                  440      439

Corrugated Medium
     2002                  342      337      331      346         339
     2003                  343      335      340      333         338
     2004                  331      341
All Tons
     2002                  410      398      397      413         405
     2003                  419      406      423      421         417
     2004                  422      424

Average Recovered
Paper Cost
     2002                   67       65       78      108          80
     2003                   82       78       88       86          83
     2004                   86       94

Tons Shipped
---------------------
Coated
     2002              125,382  117,813  117,724  126,625     487,544
     2003              117,566  128,606  126,292  125,363     497,827
     2004              130,383  138,830
Specialty (a)
     2002               98,538  112,408  117,652  114,367     442,965
     2003               99,752  113,299  113,001  109,243     435,295
     2004              100,327  109,913

Corrugated Medium
     2002               43,556   42,541   43,960   44,797     174,854
     2003               40,815   41,459   40,413   45,023     167,710
     2004               43,880   42,942

Total
     2002              267,476  272,762  279,336  285,789   1,105,363
     2003              258,133  283,364  279,706  279,629   1,100,832
     2004              274,590  291,685

(a) Specialty Paperboard Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our joint venture with LaFarge Corporation.


Rock-Tenn Company Quarterly Statistics

Segment Sales and Operating Income
(In Thousands)

                     1st       2nd       3rd        4th        Fiscal
                     Quarter   Quarter   Quarter    Quarter    Year
                    --------------------------------------------------

Packaging Segment
 Sales
     2002            $177,684  $177,606  $182,841  $184,554  $722,685
     2003             173,677   196,277   210,180   221,268   801,402
     2004             208,875   231,772

Packaging Income
     2002             $ 9,995  $ 11,904  $ 13,695  $ 10,553  $ 46,147
     2003               4,654     9,742    10,503    12,659    37,558
     2004               6,731     9,894

Return On Sales
     2002                 5.6%      6.7%      7.5%      5.7%      6.4%
     2003                 2.7%      5.0%      5.0%      5.7%      4.7%
     2004                 3.2%      4.3%
Merchandising Displays and Corrugated
Packaging Segment Sales
     2002             $72,271   $69,965   $67,856   $79,459  $289,551
     2003              73,710    64,214    70,350    76,832   285,106
     2004              72,270    75,725
Merchandising Displays and Corrugated
 Packaging Income
     2002             $11,389    $7,849    $4,569    $9,006   $32,813
     2003               6,907     5,073     6,672     9,093    27,745
     2004               5,698     7,161
Return on Sales
     2002                15.8%     11.2%      6.7%     11.3%     11.3%
     2003                 9.4%      7.9%      9.5%     11.8%      9.7%
     2004                 7.9%      9.5%
Paperboard Segment
 Sales               $125,078  $123,740  $129,094  $138,261  $516,173
     2002             123,136   130,742   130,307   131,889   516,074
     2003             129,529   137,843
     2004
Paperboard Income
     2002             $ 6,287   $ 6,348   $ 9,033   $ 2,426  $ 24,094
     2003               5,061     6,351     5,626     3,700    20,738
     2004               2,816     2,582
Return on Sales
     2002                 5.0%      5.1%      7.0%      1.8%      4.7%
     2003                 4.1%      4.9%      4.3%      2.8%      4.0%
     2004                 2.2%      1.9%

Rock-Tenn Company Quarterly Statistics

Key Financial Statistics
(In Thousands except EPS Data)

                         1st      2nd      3rd      4th      Fiscal
                         Quarter  Quarter  Quarter  Quarter  Year
                        ----------------------------------------------

Income From Continuing Operations Before
Cumulative Effect of a Change in Accounting Principle
     2002              $ 11,259  $11,026  $  4,922  $  2,646  $29,853
     2003                 4,945    7,131     7,853     9,612   29,541
     2004                 4,166    3,009

Diluted EPS From Continuing Operations Before
Cumulative Effect of a Change in Accounting Principle
     2002              $   0.33  $  0.32  $   0.14  $  0.08   $  0.87
     2003                  0.14     0.21      0.23     0.27      0.85
     2004                  0.12     0.09

Income Before Cumulative Effect of a
Change in Accounting Principle
     2002               $12,199  $11,584   $5,471   $3,216   $32,470
     2003                 5,070    7,330    7,212    9,964    29,576
     2004                11,879    2,910

Diluted EPS Before Cumulative Effect of a
Change in Accounting Principle
     2002                $0.36    $0.34    $0.16    $0.09     $0.94
     2003                 0.15     0.21     0.21     0.28      0.85
     2004                 0.34     0.08
Net Income
     2002                 $6,355  $11,584  $ 5,471   $3,216   $26,626
     2003                  5,070    7,330    7,212    9,964    29,576
     2004                 11,879    2,910
Diluted EPS
     2002                  $0.19   $ 0.34   $ 0.16    $0.09     $0.77
     2003                   0.15     0.21     0.21     0.28      0.85
     2004                   0.34     0.08
Depreciation & Amortization

     2002                 $16,749  $17,217  $16,945  $17,180  $68,091
     2003                  17,953   17,502   17,791   19,437   72,683
     2004                  18,602   18,557

Capital Expenditures

     2002                  $9,038  $16,656  $23,887  $23,120  $72,701
     2003                  16,393   15,002   12,114   13,893   57,402
     2004                  15,428   14,916


    CONTACT: Rock-Tenn Company, Norcross
             Steven C. Voorhees or David Rees, 770-448-2193